Exhibit 10.54

AMENDMENT TO THE
POST HOLDINGS, INC. SENIOR MANAGEMENT BONUS PROGRAM

As originally effective May 4, 2015

WHEREAS, Post Holdings, Inc. (the “Company”) established, upon approval by the Corporate Governance and Compensation Committee of the Board of Directors of the Company (the “Committee”), the Senior Management Bonus Program (the “Program”) effective May 4, 2015;

WHEREAS, the Committee reserved the right to amend the Program pursuant to Section 6.1 thereof;

WHEREAS, the Committee desires to amend the Program to provide, effective September 30, 2019, including without limitation, for avoidance of doubt, with respect to any Program bonuses that may become payable with respect to performance periods beginning with the Company’s 2019 fiscal year, that such Program bonuses may be payable in cash, shares of the Company’s common stock, and/or equity and equity-based awards made under the Company’s long-term incentive plan, or a combination of any of the foregoing; and

WHEREAS, the Committee further desires to amend the Program to clarify, effective September 30, 2019, that awards under the Program may be structured as “performance-based compensation” under Section 409A of the Internal Revenue Code, as amended.

NOW, THEREFORE, the Program is amended as follows:

1.	Section 2.1 is deleted and restated in its entirety as follows:

““Award” means any bonus payable under the terms of the Program. An amount of an Award may be expressed as a percentage of a Participant’s Base Salary, a specific dollar amount, or such other measure or terms the Committee may determine for each Participant for any Program Year. Bonuses may be payable in (a) cash, (b) shares of the Company’s common stock, (c) in the form of an equity or equity-based award issued under the Company’s long-term incentive plan in effect from time to time, or (d) a combination of any or all of (a), (b) and (c).”

2.	The second sentence of Section 2.8 is amended to read as follows:

“Notwithstanding the foregoing, except with respect to any Award that is intended to qualify as “performance-based compensation” for purposes of Section 409A of the Code, the Determination Date may be later if the Committee determines that the outcome of any Performance Goal established on the Determination Date is substantially uncertain at the time established by the Committee.”

3.	Section 2.10 is amended to add the following sentence to the end thereof:

“Notwithstanding anything in this Program document or otherwise to the contrary, the Performance Goals applicable to any Award that is intended to qualify as “performance-based compensation” for purposes of Section 409A of the Code will be established and administered in accordance with the requirements of Section 1.409A-1(e) of the regulations promulgated under Section 409A of the Code.”

4.	Section 3.2 is amended to add the following sentences to the end thereof:

“Additionally, in the writing which establishes the Performance Goals for a particular Program Year, the Committee may, in its discretion, identify extraordinary, non-recurring events (in addition to those contained in Section 5.3 of this Program document) which may cause the Committee to adjust the formulae for calculating the Performance Goals after they are established. Notwithstanding anything to the contrary in this Program document or otherwise, with respect to any Award that is intended to qualify as “performance-based compensation” for purposes of Section 409A of the Code, the Performance Goals and the determination of achievement will be done in accordance with the requirements of Section 1.409A-1(e) of the regulations promulgated under Section 409A of the Code.”

5.	Section 3.3 is amended to add the following sentence to the end thereof:

“Notwithstanding anything to the contrary in this Program document or otherwise, with respect to any Award that is intended to qualify as “performance-based compensation” for purposes of Section 409A of the Code, the provisions of this Section 3.3 shall be administered in accordance with the requirements of Section 1.409A-1(e) of the regulations promulgated under Section 409A of the Code so as to preserve such treatment.”

6.	Section 4.1 is deleted and restated in its entirety as follows:

“4.1 Right to Receive a Payment. No Participant or other person shall have any rights with respect to the Program, or to any Potential Award prior to: (a) the completion of the Program Year with respect to such award, (b) the Committee’s certification as to the attainment of any applicable Performance Goals, and (c) if applicable, prior to the satisfaction of any additional vesting conditions contained in an equity or equity-based award issued under the Company’s long-term incentive plan as payment for an Award. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, may eliminate, reduce or, solely with respect to Awards not intended to qualify as “performance-based compensation” for purposes of Section 409A of the Code, increase an Award payable to any Participant below or above, as applicable, that which would otherwise be payable under the terms of the Participant’s Potential Award. Furthermore, in the event of a Participant’s death, the Committee may, in its sole discretion, determinate an amount payable under an Award prior to the certification or to the attainment of any applicable Performance Goals.”

7.	Section 4.2 is deleted and restated in its entirety as follows:

“4.2 Timing and Form of Payment. Except as provided above in connection with a Participant’s death, or unless deferred under Section 4.3 below, payment of each Award shall be made no sooner than the date the Committee certifies that applicable Performance Goals for a Program Year (or series of Program Years) and/or otherwise determines the amount of each Award and otherwise no later than March 15 of the year following the Program Year during which the Award was earned, subject to the Committee’s right to determine that all or a portion of any Award shall be paid on a deferred basis in accordance with the requirements of Section 409A of the Code. Unless otherwise specified by the Committee, if an Award is to be paid in cash (or its equivalent), it shall be paid in a single lump sum.”

8.	Section 4.3 is deleted and restated in its entirety as follows:

“4.3 Deferral of Bonus. A Participant who is eligible to participate in the Post Holdings, Inc. Deferred Compensation Plan for Key Employees may defer all or a portion of any Award under this Program subject to the rules of that deferred compensation plan, any additional rules established by the Committee, and in any event in a manner that complies with the requirements of Section 409A of the Code.”

9.	Section 4.4 is amended to add the following sentence to the end thereof:

“Notwithstanding anything in this Program document to the contrary, the beneficiary or beneficiaries of any portion of an Award that is paid in the form of an equity or equity-based award issued under the Company’s long-term incentive plan shall be designated in accordance the procedures specified in the applicable long-term incentive plan.”

10.	Section 4.5 is amended to add the following sentence to the end thereof:

“Notwithstanding the foregoing, if at the time of death, the Committee has made a determination that any Award payable would be paid in shares of the Company’s common stock or in the form of an equity or equity-based award issued under the Company’s long-term incentive plan and such shares or equity or equity-based award have not been issued to a Participant, any Award that may become payable to the Beneficiary may be made in cash (or its equivalent) based upon the fair market value of the Company’s common stock and otherwise in accordance with the terms of the long-term incentive plan, if applicable.”

11.	Section 7.4 is deleted and restated in its entirety as follows:

“7.4    Code Section 409A. The payments hereunder are intended to comply with or be exempt from Section 409A of the Code (“Code Section 409A”). Any installment payment hereunder shall be treated as a separate payment for purposes of Code Section 409A. Notwithstanding anything herein to the contrary, to the extent applicable, if the Participant is a “specified employee” within the meaning of Code Section 409A, and to the extent necessary to avoid the adverse tax consequences under Code Section 409A, no portion of his or her Award shall be paid on account of a “separation from service,” as defined by Code Section 409A, before the earlier of (a) the date which is six months following the date of the Participant’s separation from service, or (b) the date of death of the Participant. Amounts that would have been paid during such delay will be paid on the first business day following the six-month delay.”

Effective:    September 30, 2019

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